Exhibit 10.2

NorthWestern Corporation

$50,000,000 First Mortgage Bonds, 4.85% Series, due December 19, 2043

______________

Bond Purchase Agreement

______________

Dated as of December 19, 2013

Exhibit 10.2

Table of Contents
Section        Heading    Page
Section 1.    Description of Bonds    1
Section 2.    Sale and Purchase of Bonds    2
Section 3.    Closing    2
Section 4.    Conditions to Closing    2
Section 4.1.    Representations and Warranties    2
Section 4.2.    Performance; No Default    3
Section 4.3.    Compliance Certificates    3
Section 4.4.    Opinions of Counsel    3
Section 4.5.    Purchase Permitted By Applicable Law, Etc    3
Section 4.6.    Sale of Other Bonds    4
Section 4.7.    Payment of Special Counsel Fees    4
Section 4.8.    Private Placement Number    4
Section 4.9.    Changes in Corporate Structure    4
Section 4.10.    Funding Instructions    4
Section 4.11.    Commission Approval    4
Section 4.12.    UCC Financing Statements and the Supplement    4
Section 4.13.    Compliance with Indenture    5
Section 4.14.    Proceedings and Documents    5
Section 4.15.    Montana Transaction    5
Section 5.    Representations and Warranties of the Company    5
Section 5.1.    Organization; Power and Authority    5
Section 5.2.    Authorization, Etc    5
Section 5.3.    Disclosure    6
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates    6
Section 5.5.    Financial Statements; Material Liabilities    7
Section 5.6.    Compliance with Laws, Other Instruments, Etc    7
Section 5.7.    Governmental Authorizations, Etc    7
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders    7
Section 5.9.    Taxes    8
Section 5.10.    Title to Property; Leases    8
Section 5.11.    Licenses, Permits, Etc    8
Section 5.12.    Compliance with ERISA    9
Section 5.13.    Private Offering by the Company; Qualification of Indenture    9
Section 5.14.    Use of Proceeds; Margin Regulations    10
Section 5.15.    Existing Indebtedness; Future Liens    10
Section 5.16.    Foreign Assets Control Regulations, Etc    11
Section 5.17.    Status under Certain Statutes    12
Section 5.18.    Environmental Matters    12
Section 5.19.    Lien of Indenture    13
Section 5.20.    Filings    13

Exhibit 10.2

Section 5.21.    Class A Bonds    14
Section 6.    Representations of the Purchasers    14
Section 6.1.    Purchase for Investment    14
Section 6.2.    Source of Funds    14
Section 7.    Information as to Company    16
Section 7.1.    Financial and Business Information    16
Section 7.2.    Officer’s Certificate    19
Section 7.3.    Visitation    19
Section 8.    Covenants    19
Section 9.    Expenses, Etc    20
Section 9.1.    Transaction Expenses    20
Section 9.2.    Survival    20
Section 10.    Survival of Representations and Warranties; Entire Agreement    21
Section 11.    Amendments and Waivers    21
Section 12.    Notices    21
Section 13.    Indemnification    22
Section 14.    Miscellaneous    22
Section 14.1.    Successors and Assigns    22
Section 14.2.    Accounting Terms    22
Section 14.3.    Severability    22
Section 14.4.    Construction, Etc    22
Section 14.5.    Counterparts    23
Section 14.6.    Governing Law    23
Section 14.7.    Jurisdiction and Process; Waiver of Jury Trial    23
Signature        1

Exhibit 10.2

Schedule A        -    Information Relating to Purchasers

Schedule B        -    Defined Terms

Schedule 4.12        -    UCC Filings

Schedule 5.3        -    Disclosure Materials

Schedule 5.4        -    Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5        -    Financial Statements

Schedule 5.7        -    Required Approvals

Schedule 5.15        -    Existing Indebtedness

Schedule 5.20        -    Filings

Exhibit A        -    Form of Supplement

Exhibit 4.4(a)(i)    -    Form of Opinion of Special Counsel for the Company

Exhibit 4.4(a)(ii)    -    Form of Opinion of Local Counsel for the Company

Exhibit 4.4(a)(iii)    -    Form of Opinion of In‑House Counsel for the Company

Exhibit 4.4(b)        -    Form of Opinion of Special Counsel for the Purchasers

Exhibit 10.2

NorthWestern Corporation
3010 West 69th Street
Sioux Falls, South Dakota 57108
$50,000,000 First Mortgage Bonds, 4.85% Series, due December 19, 2043

As of December 19, 2013

To Each of the Purchasers Listed in
Schedule A Hereto:
Ladies and Gentlemen:
NorthWestern Corporation (formerly known as NorthWestern Public Service Company), a corporation organized and existing under the laws of the State of Delaware (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

Section 1.	Description of Bonds.
The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its First Mortgage Bonds, 4.85% Series, due December 19, 2043 (the “Bonds”). The Bonds will be issued under and secured by a General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 from the Company to The Bank of New York Mellon (successor to The Chase Manhattan Bank (National Association)) as Trustee (the “Original Indenture”), as amended and supplemented by ten supplemental indentures, including the first dated as of August 15, 1993, the second dated as of August 1, 1995, each of the third, fourth and fifth dated as of September 1, 1995, the sixth dated as of February 1, 2003, the seventh dated as of November 1, 2004, the eighth dated as of May 1, 2008, the ninth dated as of May 1, 2010, and the tenth dated as of August 1, 2012, and as further supplemented and amended by an eleventh supplemental indenture dated as of December 1, 2013 (the “Supplement”) which will be substantially in the form attached hereto as Exhibit A, with such changes therein, if any, as shall be approved by the Purchasers and the Company. The Original Indenture, as supplemented by each of the aforementioned ten supplemental indentures, including the Supplement, is hereinafter referred to as the “Indenture.” Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2.	Sale and Purchase of Bonds.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Bonds in the principal amount and of the series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non‑performance of any obligation by any other Purchaser hereunder.

Exhibit 10.2

Section 3.	Closing.
The execution and delivery of the Agreement will occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 on December 19, 2013 (the “Execution Date”).
The sale and purchase of the Bonds to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe, Chicago, IL, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on December 19, 2013 or such other Business Day thereafter on or prior to December 20, 2013, as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Bonds to be purchased by such Purchaser in the form of a single Bond (or such greater number of Bonds in denominations of at least $1,000 as such Purchaser may request) dated the date of the Closing, authenticated by the Trustee and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 153910224325 at US Bank N.A., 800 Nicollet Mall, Minneapolis, MN 55402, ABA:  123000848, Account Name ‑ NorthWestern Corporation General Account. If at the Closing the Company shall fail to tender such Bonds to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4.	Conditions to Closing.
Each Purchaser’s obligation to execute and deliver this Agreement on the Execution Date and to purchase and pay for the Bonds to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Execution Date and/or the Closing, as the case may be, of the following conditions:
Section 4.1.    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made on the Execution Date and at the time of the Closing, provided, that the Company shall be permitted to make additions and deletions to any of Schedules 4.12, 5.3, 5.4, 5.5, 5.7, 5.15 or 5.20 after the Execution Date (including without limitation, the addition to Schedule 5.4 of Havre Pipeline Company, LLC, a Texas limited liability company, as a Subsidiary in which the Company holds 82% of its membership interests in the event the Company acquires such membership interests prior to the Closing) but prior to the date of the Closing, so long as (a) the Company shall have provided updated copies of the relevant Schedules to such Purchaser at least five Business Days prior to the date of the Closing and (b) any such additions or deletions are in all respects satisfactory to such Purchaser as a condition to the Closing.
Section 4.2.    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Execution Date and at the Closing and after giving effect to the issue and sale of the Bonds (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

Exhibit 10.2

Section 4.3.    Compliance Certificates. The Company shall have performed and complied with all agreements and conditions contained in the Indenture which are required to be performed or complied with by the Company for the issuance of the Bonds. In addition the Company shall have delivered the following certificates:
(a)    Officer’s Certificates. The Company shall have delivered to such Purchaser (i) an Officer’s Certificate certifying that the conditions specified in Section 4 have been fulfilled, (ii) an Officer’s Certificate regarding no Event of Default pursuant to Section 4.01(a)(vi) of the Indenture and (iii) an Officer’s Certificate regarding retired bonds pursuant to Section 4.04(b)(ii) of the Indenture, in each case, dated the date of the Closing.
(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Bonds and this Agreement.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) (i) from Leonard, Street and Deinard, counsel for the Company, (ii) from local South Dakota, North Dakota, Iowa and Nebraska counsel for the Company (which may be in‑house counsel for the Company), and (iii) from in‑house counsel for the Company covering the matters set forth in Exhibits 4.4(a)(i), 4.4(a)(ii) and 4.4(a)(iii), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Bonds shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact regarding the Company and its Subsidiaries as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Bonds. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Bonds to be purchased by it at the Closing as specified in Schedule A.
Section 4.7.    Payment of Special Counsel Fees. Without limiting the provisions of Section 9, the Company shall have paid on or before the date of the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.
Section 4.8.    Private Placement Number. On or before the date of the Closing, a Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Bonds.

Exhibit 10.2

Section 4.9.    Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Bonds is to be deposited.
Section 4.11.    Commission Approval. The Federal Energy Regulatory Commission (the “FERC”) shall have issued an appropriate order authorizing the issue and sale of the Bonds, and said order shall remain in full force and effect as of the date of Closing. The issuance and effectiveness of such order shall be a condition precedent to the Company’s obligations to sell the Bonds.
Section 4.12.    UCC Financing Statements and the Supplement. All UCC financing statements shall have been duly filed or recorded by any debtor party in such manner and in such places as is described in Schedule 4.12 (the “Collateral Filings”) and no other UCC financing statements or instruments shall be required to be filed to perfect the security interests and Liens of the Trustee in the Mortgaged Property created by or pursuant to the Indenture that can be perfected by filing a UCC financing statement under the UCC.
Section 4.13.    Compliance with Indenture. On or before the date of the Closing, the Company shall have performed and complied with all agreements and conditions contained in the Indenture which are required to be performed or complied with by the Company for the issuance of the Bonds.
Section 4.14.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 4.15.    Montana Transaction. The simultaneous closing of the transactions contemplated by that certain Bond Purchase Agreement of even date herewith between the Company and the purchasers listed on Schedule A thereto relating to the issuance of first mortgage bonds under the Company’s Mortgage and Deed of Trust dated as of October 1, 1945 between The Bank of New York Mellon (formerly The Bank of New York) (as successor to Guaranty Trust Company of New York), as corporate trustee, Philip L. Watson or his successor (as indirect successor to Arthur E. Burke) as co‑trustee, and the Company (as successor to NorthWestern Energy, L.L.C., in turn successor to The Montana Power Company), as Issuer, as amended and supplemented, shall be a condition precedent to the Company’s obligations to sell the Bonds to the Purchasers.

Section 5.	Representations and Warranties of the Company.
The Company represents and warrants to each Purchaser, on the Execution Date and the date of the Closing, that:
Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than

Exhibit 10.2

those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Agreements and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc. The Financing Agreements have been duly authorized by all necessary corporate action on the part of the Company, and the Financing Agreements constitute, and upon execution and delivery thereof by the Company and authentication by the Trustee, the Eleventh Supplemental Indenture and each Bond will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Company, through its agents, KeyBanc Capital Markets Inc. and U.S. Bancorp Investments, Inc., has delivered to each Purchaser a copy of a Confidential Private Placement Memorandum, dated November 2013 (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to November 19, 2013 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Without limiting the foregoing, the Disclosure Documents fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in the Disclosure Documents, since December 31, 2012, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains complete and correct lists (i) of the Company’s Subsidiaries showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien.
(c)    Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such

Exhibit 10.2

Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(d)    No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.15 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of the Financing Agreements will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the continuing Lien of the Indenture) in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by‑laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
Section 5.7.    Governmental Authorizations, Etc. No consent, approval, authorization, or order of, or filing with, or declaration with, any Governmental Authority or body or any court is required for the consummation of the transactions contemplated by the Financing Agreements in connection with the issuance and sale of the Bonds by the Company except for filings with or the orders of the FERC, or as have already been obtained and which are set forth in Schedule 5.7. The issuance and sale of the Bonds has been authorized by order of the FERC, which is in full force and effect.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Exhibit 10.2

Section 5.9.    Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2000.
Section 5.10.    Title to Property; Leases. The Company has good and marketable fee simple title to all properties owned by it which are subject to the Indenture, subject only (a) to the Lien of the Indenture, (b) to Permitted Liens (as defined in the Indenture) and (c) to minor exceptions and defects which do not, in the aggregate, materially interfere with the use by the Company of such properties for the purposes for which they are held, materially detract from the value of said properties or in any material way impair the security afforded by the Indenture. Such properties constitute and comprise substantially all of the utility properties directly owned by the Company in the States of South Dakota, North Dakota, Nebraska and Iowa. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)    To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)    To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.
Section 5.12.    Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

Exhibit 10.2

(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $140,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)    The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715‑60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not more than $35,000,000.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Bonds hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)‑(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Bonds to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Company; Qualification of Indenture. (a) Neither the Company nor anyone acting on its behalf has offered the Bonds or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 30 other Institutional Investors, each of which has been offered the Bonds at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Bonds to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
(b)    Neither the execution and delivery of the Financing Agreements nor the consummation of the transactions contemplated thereby, including the issuance and sale of the Bonds , will require the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Bonds to repay short-term debt, to fund capital expenditures, and for other general corporate purposes. No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2013 (including a description

Exhibit 10.2

of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.
(c)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Bonds hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA Patriot Act or any other United States law or regulation governing such activities (collectively, “Anti‑Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti‑Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti‑Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti‑Money Laundering Laws. The Company has established procedures and

Exhibit 10.2

controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current Anti‑Money Laundering Laws and U.S. Economic Sanctions.
(d)    (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti‑corruption related activity under any applicable law or regulation in a U.S. or any non‑U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti‑Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non‑U.S. Governmental Authority for possible violation of Anti‑Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti‑Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;
(2)    To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and
(3)    No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current Anti‑Corruption Laws.
Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, or the ICC Termination Act of 1995, as amended.
Section 5.18.    Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a

Exhibit 10.2

manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.
(d)    All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
Section 5.19.    Lien of Indenture. The Indenture (excluding the Supplement) constitutes, and the Indenture, when the Supplement shall have been duly filed for recording and recorded, will constitute, a valid and enforceable first mortgage lien for the equal and proportionate security of the mortgage bonds issued or to be issued thereunder, upon substantially all of the physical properties of the Company (other than the Excepted Property) which are specifically described therein as subject to the lien thereof and which are used or useful in the conduct of the Company’s utility business in South Dakota, North Dakota, Nebraska and Iowa, free from all prior liens, charges or encumbrances other than (a) Permitted Liens (as defined in the Indenture); and (b) in the case of property acquired after the date of the original execution and delivery of the Indenture, vendors’ liens, purchase money mortgages and any other liens thereon at the time of acquisition thereof, except to the extent that enforceability of such lien may be limited by the effect that the law of the jurisdictions in which the physical properties covered thereby are located may have upon the remedies provided in the Indenture. Such limitations, however, do not make the remedies afforded inadequate for the realization of the material benefits of the security provided by the Indenture; provided that (x) enforceability of such lien may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights, and (y) the availability of specific performance, injunctive relief, or other equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The after‑acquired property clause in the Indenture subjects to the lien thereof all after‑acquired utility property of the Company’s utility business in South Dakota, North Dakota, Nebraska and Iowa as provided therein (except such after‑acquired property as may be deemed to be Excepted Property (as defined in the Indenture) or is otherwise expressly excepted from the lien of the Indenture), provided, however, that with respect to after‑acquired real property in the states of Nebraska and Iowa, a supplemental indenture must be recorded in order to subject such after‑acquired property to the Lien of the Indenture.
Section 5.20.    Filings. Except for those filings described in Schedule 5.20, no filing or recording of the Supplement is necessary to perfect the lien of the Indenture upon the properties now owned by the Company and intended to be subject thereto or to extend such lien for the benefit of the Bonds to be issued thereunder; no re‑recording or refiling of the Indenture or any other instruments or documents (except for periodic filings which extend the effectiveness of financing statements) is required to preserve and protect the lien of the Indenture. Under the present laws of the states in which the property intended to be subject to the lien of the Indenture is located, no further supplemental indentures or other instruments or documents are required to be executed, filed and/or recorded to extend the lien of the Indenture to after‑acquired property; provided, however, that with respect to after‑acquired real property in the states of Nebraska and Iowa, a supplemental indenture must be recorded in order to subject such after‑acquired property to the Lien of the Indenture. Notwithstanding the preceding sentence, the Company is required pursuant to Section 6.08 of the Indenture to promptly record and file the Supplement.
Section 5.21.    Class “A” Bonds. No Class “A” Bonds or other obligations are outstanding under any Class “A” Mortgage as of the date of Closing.

Section 6.	Representations of the Purchasers.
Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Bonds for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such

Exhibit 10.2

Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser severally represents that it and each party referenced in the preceding sentence on whose account Bonds are purchased by such Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. Each Purchaser understands that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Bonds and that a legend will be placed on the Bonds reflecting these circumstances.
Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Bonds to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95‑60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95‑60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90‑1 or (ii) a bank collective investment fund, within the meaning of the PTE 91‑38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84‑14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same

Exhibit 10.2

employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96‑23 (the “INHAM Exemption”)) managed by an “in‑house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.	Information as to Company.
Section 7.1.    Financial and Business Information. The Company shall deliver to each holder of Bonds that is an Institutional Investor:
(a)    Quarterly Statements - within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii)    consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year‑end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10‑Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑Q if it shall have

Exhibit 10.2

timely made such Form 10‑Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.northwesternenergy.com) and shall have given each Purchaser prompt notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);
(b)    Annual Statements - within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
(ii)    consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10‑K for such fiscal year (together with the Company’s annual report to stockholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑K if it shall have timely made Electronic Delivery thereof;
(c)    SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability and excluding non‑public information) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material; provided that the Company shall be deemed to have made such delivery of such materials in clauses (i) and (ii) of this Section 7.1(c) if it shall have timely made Electronic Delivery thereof (to the extent delivery in such manner is available).
(d)    Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default, a written notice specifying the nature

Exhibit 10.2

and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)    ERISA Matters - promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
(f)    Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(g)    Supplemental Indentures - promptly, and in any event within five days after the execution and delivery thereof, a copy of any indenture supplemental to the Indenture that the Company from time to time may hereafter execute and deliver; and
(h)    Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10‑Q and Form 10‑K) or relating to the ability of the Company to perform its obligations hereunder and under the Financing Agreements as from time to time may be reasonably requested by any such holder of Bonds.
Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of Bonds pursuant to Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Bonds):
Event of Default - a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed

Exhibit 10.2

the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
Section 7.3.    Visitation. The Company shall permit the representatives of each holder of Bonds that is an Institutional Investor:
(a)    No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default - if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8.	Covenants.
(a)    The Company will not, and will not allow any Subsidiary to, issue Class “A” Bonds under any Class “A” Mortgage or to incur any other obligations under any Class “A” Mortgage while the Bonds are outstanding.
(b)    The Company shall file the Supplement in a timely manner in all locations necessary in South Dakota, North Dakota, Nebraska and Iowa and in any event, the Company shall use commercially reasonable best efforts to file such Supplement within 60 days of the date of Closing.
(c)    The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Bonds except (a) upon the payment or prepayment of the Bonds in accordance with the terms of the Supplement and the Bonds or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Bonds at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 10% of the principal amount of the Bonds then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Bonds of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Bonds acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Bonds pursuant to any provision of the Supplement or this Section 8(c) and no Bonds may be issued in substitution or exchange for any such Bonds.

Exhibit 10.2

Section 9.	Expenses, Etc.
Section 9.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Bond in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreement, or by reason of being a holder of any Bond, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work‑out or restructuring of the transactions contemplated hereby and by the other Financing Agreements and (c) the costs and expenses incurred in connection with the initial filing of any Financing Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,000. The Company will pay, and will save each Purchaser and each other holder of a Bond harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Bonds).
Section 9.2.    Survival. The obligations of the Company under this Section 9 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of this Agreement or the Bonds, and the termination of this Agreement and the discharge of the Indenture.

Section 10.	Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Bonds, the purchase or transfer by any Purchaser of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent holder of a Bond, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Bond. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Financing Agreements embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 11.	Amendments and Waivers.
Any term of this Agreement may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any Bond at the time outstanding, each future holder of any Bond and the Company. Bonds directly or indirectly held by the Company or any Affiliate of the Company shall not be deemed outstanding for purposes of determining whether any amendment or waiver has been effected in accordance with this Section 11.

Exhibit 10.2

Section 12.	Notices.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to any other holder of any Bond, to such holder at such address as such other holder shall have specified to the Company in writing,
(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Bond in writing; or
(iv)    if to the Trustee, to the Trustee at its address set forth in Section 1.08 of the Indenture or at such other address as the Trustee shall have specified to the Company and each other party hereto in writing.
Notices under this Section 12 will be deemed given only when actually received.

Section 13.	Indemnification.
The Company hereby agrees to indemnify and hold the Purchasers harmless from, against and in respect of any and all loss, liability and expense (including reasonable attorneys’ fees) arising from any misrepresentation or nonfulfillment of any undertaking on the part of the Company under this Agreement, or from any misrepresentation in, or omission from, this Agreement or any other instrument given, or to be given, to the Purchasers pursuant to this Agreement. The indemnification obligations of the Company under this Section 13 shall survive the execution and delivery of this Agreement, the delivery of the Bonds to the Purchasers and the consummation of the transactions contemplated herein.

Section 14.	Miscellaneous.
Section 14.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Bond) whether so expressed or not.
Section 14.2.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.
Section 14.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Exhibit 10.2

Section 14.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
Section 14.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 14.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 14.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Bonds. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Company consents to process being served by or on behalf of any holder of Bonds in any suit, action or proceeding of the nature referred to in Section 14.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 14.7 shall affect the right of any holder of a Bond to serve process in any manner permitted by law, or limit any right that the holders of any of the Bonds may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Bonds or any other document executed in connection herewith or therewith.

* * * * *

Exhibit 10.2

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.
Signature
Very truly yours,

NorthWestern Corporation

By /s/ Brian B. Bird
Name: Brian B. Bird
Title: Vice President and Chief Financial Officer

Exhibit 10.2

This Agreement is hereby accepted and
agreed to as of the date thereof.
ING Life Insurance and Annuity Company
ING USA Annuity and Life Insurance Company
Reliastar Life Insurance Company

By: /s/ Paul Aronson
Name: Paul Aronson
Title: Senior Vice President

Teachers Insurance and Annuity Association of America

By /s/ Ho Young Lee
Name: Ho Young Lee
Title: Managing Director

The Lincoln National Life Insurance Company

By: Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

By: /s/ Karl H. Spaeth, Jr.
Name: Karl H. Spaeth, Jr.
Title: Vice President

John Hancock Life Insurance Company (U.S.A.)
John Hancock Life & Health Insurance Company

By: /s/ Gavin R. Danaher
Name: Gavin R. Danaher
Title: Managing Director

Mutual of Omaha Insurance Company

By: /s/ Curtis R. Caldwell
Name: Curtis R. Caldwell
Title: Senior Vice President

Exhibit 10.2

Genworth Life Insurance Company

By: /s/ John R. Endres
Name: John R. Endres
Title: Investment Officer

Exhibit 10.2

This Agreement is hereby accepted and
agreed to as of the date thereof.
MONY Life Insurance Company
By: /s/ Philip E. Passafiume
Name: Philip E. Passafiume
Title: Director, Fixed Income
Acknowledgement and Consent

Exhibit 10.2

The undersigned hereby acknowledges receipt of an executed copy of this Agreement.

The Bank of New York Mellon, as Trustee

By /s/ Laurence J. O’Brien
Authorized Signatory

Exhibit 10.2

Schedule A
(to Bond Purchase Agreement)

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
ING Life Insurance and Annuity Company c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements
Payments
All payments on account of Bonds held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon
ABA #021000018
Account:    IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)
OR
IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ILIAC/Acct. 216101
Reference: PPN 668074 D#1
Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Bonds on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.
Notices
Address for all notices relating to payments:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4347
Attention: Operations/Settlements
Fax: (770) 690-4886
Address for all other communications and notices:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4347
Attention: Private Placements
Fax: (770) 690-5057

Exhibit 10.2

Physical Delivery

The Bank of New York Mellon
One Wall Street
Window A - 3rd Floor
New York, NY 10286
Ref: Account ILIAC/Acct. 216101

with a copy to Lindy Freitag (lindy.freitag@inginvestment.com)

The cover letter accompanying the Bonds should set forth the name of the issuer, a description of the Bonds (including the interest rate, maturity date and private placement number), and the name of the purchaser and its account number at The Bank of New York Mellon ILIAC/Acct. 216101 and the following:

The contact person at the Issuer of the Bonds related to payment on the Bonds is:
Name: ___________________ Telephone #________________ E-mail: _______________
Name of Nominee in which Bonds are to be issued: None
Taxpayer I.D. Number: 71-0294708

Exhibit 10.2

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
ING USA Annuity and Life Insurance Company c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements
Payments
All payments on account of Bonds held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon
ABA #021000018
Account:    IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)
OR
IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ING USA/Acct. 136373
Reference: PPN 668074 D#1
Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Bonds on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.
Notices
Address for all notices relating to payments:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4347
Attention: Operations/Settlements
Fax: (770) 690-4886
Address for all other communications and notices:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4347
Attention: Private Placements
Fax: (770) 690-5057

Exhibit 10.2

Physical Delivery

The Bank of New York Mellon
One Wall Street
Window A - 3rd Floor
New York, NY 10286
Ref: Account ING USA/Acct. 136373

with a copy to Lindy Freitag (lindy.freitag@inginvestment.com)

The cover letter accompanying the Bonds should set forth the name of the issuer, a description of the Bonds (including the interest rate, maturity date and private placement number), and the name of the purchaser and its account number at The Bank of New York Mellon ING USA/Acct. 136373 and the following:

The contact person at the Issuer of the Bonds related to payment on the Bonds is:
Name: ___________________ Telephone #________________ E-mail: _______________
Name of Nominee in which Bonds are to be issued: None
Taxpayer I.D. Number: 41-0991508

Exhibit 10.2

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
ING USA Annuity and Life Insurance Company c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements
Payments
All payments on account of Bonds held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon
ABA #021000018
Account:    IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)
OR
IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ING USA - SLDI/Acct. 179369
Reference: PPN 668074 D#1
Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Bonds on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.
Notices
Address for all notices relating to payments:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4347
Attention: Operations/Settlements
Fax: (770) 690-5316

with a copy to:
The Bank of New York
Insurance Trust Dept.
101 Barclay 8 West
New York, NY 10286
Attn: Bailey Eng
baileyeng@bankofny.com

Exhibit 10.2

Address for all other communications and notices:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4347
Attention: Private Placements
Fax: (770) 690-5342
Physical Delivery

The Bank of New York Mellon
One Wall Street
Window A - 3rd Floor
New York, NY 10286
Ref: Account ING USA - SLDI/Acct. 179369

with a copy to Lindy Freitag (lindy.freitag@inginvestment.com)

The cover letter accompanying the Bonds should set forth the name of the issuer, a description of the Bonds (including the interest rate, maturity date and private placement number), and the name of the purchaser and its account number at The Bank of New York Mellon ING USA - SLDI/Acct. 179369 and the following:

The contact person at the Issuer of the Bonds related to payment on the Bonds is:
Name: ___________________ Telephone #________________ E-mail: _______________
Name of Nominee in which Bonds are to be issued: None
Taxpayer I.D. Number: 41-0991508

Exhibit 10.2

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
Reliastar Life Insurance Company c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements
Payments
All payments on account of Bonds held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon
ABA #021000018
Account:    IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)
OR
IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: RLIC/Acct. 187035
Reference: PPN 668074 D#1
Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Bonds on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.
Notices
Address for all notices relating to payments:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4347
Attention: Operations/Settlements
Fax: (770) 690-4886
Address for all other communications and notices:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4347
Attention: Private Placements
Fax: (770) 690-5057

Exhibit 10.2

Physical Delivery

The Bank of New York Mellon
One Wall Street
Window A - 3rd Floor
New York, NY 10286
Ref: Account RLIC/Acct. 187035

with a copy to Lindy Freitag (lindy.freitag@inginvestment.com)

The cover letter accompanying the Bonds should set forth the name of the issuer, a description of the Bonds (including the interest rate, maturity date and private placement number), and the name of the purchaser and its account number at The Bank of New York Mellon RLIC/Acct. 187035 and the following:

The contact person at the Issuer of the Bonds related to payment on the Bonds is:
Name: ___________________ Telephone #________________ E-mail: _______________
Name of Nominee in which Bonds are to be issued: None
Taxpayer I.D. Number: 41-0451140

Exhibit 10.2

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
Teachers Insurance and Annuity Association of America 8500 Andrew Carnegie Boulevard Charlotte, North Carolina 28262

Payments

All payments on or in respect of the Bonds shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

JPMorgan Chase Bank, N.A.
ABA # 021-000-021
Account Number: 900-9-000200
Account Name: TIAA
For Further Credit to the Account Number: G07040
Reference: PPN: 668074 D#1/NorthWestern Corporation
Maturity Date: December 19, 2043/Interest Rate: 4.85%/P&I Breakdown

Notices

All notices with respect to payments and prepayments of the Bonds shall be sent to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Securities Accounting Division
Phone: (212) 916-5504
Email: jpiperato@tiaa-cref.org or mwolfe@atiaa-cref.org

With a copy to:

JPMorgan Chase Bank, N.A.
P.O. Box 35308
Newark, New Jersey 07101

And to:

Teachers Insurance and Annuity Association of America
8500 Andrew Carnegie Boulevard
Charlotte, North Carolina 28262
Attention: Global Private Markets
Telephone:     (704) 988-4349 (Ho Young Lee)
(704) 988-1000 (General Number)
Facsimile:     (704) 988-4916
Email:        hlee@tiaa-cref.org

Exhibit 10.2

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth (1) the full name, private placement number, interest rate and maturity date of the Bonds, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent.

Address for all other Notices and Communications:

Teachers Insurance and Annuity Association of America
8500 Andrew Carnegie Boulevard
Charlotte, North Carolina 28262
Attention: Global Private Markets
Telephone:    (704) 988-4349 (Ho Young Lee)
(704) 988-1000 (General Number)
Facsimile:    (704) 988-4916
Email:     hlee@tiaa-cref.org

Physical Delivery:

JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York 11245-0001
Attention: Physical Receive Department
For TIAA A/C #G07040
Name of Nominee in which Bonds are to be issued: None
Taxpayer I.D. Number: 13-1624203

Exhibit 10.2

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
The Lincoln National Life Insurance Company
c/o Delaware Investment Advisers
2005 Market Street, Mail Stop 41-104
Philadelphia, Pennsylvania 19103
Attention: Fixed Income Private Placements
Private Placement Fax: (215) 255-1654

Payments
Principal and Interest payments (via Fed Wire):

The Bank of New York Mellon
One Wall Street, New York, New York 10286
ABA #021000018
BENEFICIARY Account #: IOC566
Attention: The Bank of New York Mellon Private Placement P&I Dept.
For Further Credit: The Lincoln National Life Insurance Company - Seg J122
Further Credit A/C #: 186227
Ref: PPN # / SECURITY DESC / PAYT REASON
Notices
All notices of payments on or in respect of the Bonds and written confirmation of each such payment to be addressed to:

Delaware Investment Advisers
2005 Market Street, Mail Stop 41-104
Philadelphia, Pennsylvania 19103
Attention: Fixed Income Private Placements
Private Placement Fax: (215) 255-1654
and
Lincoln Financial Group
1300 South Clinton Street
Fort Wayne, Indiana 46802
Attention: K. Estep - Treasury Operations
Investment Accounting Fax: (260) 455-1441
and
The Bank of New York Mellon
P. O. Box 19266
Newark, New Jersey 07195
Attention: Private Placement P&I Department
Ref: Act Name/Custody A/C#/PPN#
All other notices and communications to be addressed as first provided above.

Exhibit 10.2

Physical Delivery

The Bank of New York Mellon
Attn: Free Receive Department
One Wall Street, 3rd Floor
New York, NY 10286
Contact Person: Anthony Saviano, Dept Manager (Telephone 212-635-6764)
(Reference note amount, account name and custody acct #)

Fax a copy of cover letter to: Karen Costa - The Bank of New York Mellon
Fax #: 315-414-5017

With a copy to:    Andrea Fox, Esq. / The Lincoln National Life Insurance Company
(via email: andrea.fox@lfg.com)

Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 35-0472300

Exhibit 10.2

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
John Hancock Life Insurance Company (U.S.A.) 197 Clarendon Street Boston, Massachusetts 02116
Payments
All payments to be by bank wire transfer of immediately available funds to:

Bank Name:	Bank of New York Mellon

ABA Number:	011001234

Account Number:	JPPF10010002

Account Name:	US PP Collector F008

For Further Credit to:	DDA Number 0000048771

On Order of:	NorthWestern Corporation, PPN 668074 D#1 and P&I Breakdown
Full name, interest rate and maturity date of Bonds or other obligations
Notices
All notices with respect to payments, prepayments (scheduled and unscheduled, whether partial or in full) and maturity shall be sent to:

John Hancock Financial Services
197 Clarendon Street
Boston, MA 02116
Attention: Investment Administration
Fax Number: (617) 572-5495
Email: investmentadministration@jhancock.com
All notices and communication with respect to compliance reporting, financial statements and related certifications shall be sent to:

John Hancock Financial Services
197 Clarendon Street
Boston, MA 02116
Attention: Bond and Corporate Finance, C-2
Fax Number: (617) 572-0040
All other notices shall be sent to:

John Hancock Financial Services 197 Clarendon Street Boston, MA 02116 Attention: Investment Law, C-3 Fax Number: (617) 572-9269	and	John Hancock Financial Services 197 Clarendon Street Boston, MA 02116 Attention: Bond and Corporate Finance, C-2 Fax Number: (617) 572-0040

Exhibit 10.2

Physical Delivery

John Hancock Financial Services
197 Clarendon Street, C-3
Boston, MA 02116
Attention: Michael J. Mihalik
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 01-0233346

Exhibit 10.2

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
John Hancock Life & Health Insurance Company 197 Clarendon Street Boston, Massachusetts 02116
Payments
All payments to be by bank wire transfer of immediately available funds to:

Bank Name:	Bank of New York Mellon

ABA Number:	011001234

Account Number:	JPPF10010002

Account Name:	US PP Collector F008

For Further Credit to:	DDA Number 0000048771

On Order of:	NorthWestern Corporation, PPN 668074 D#1 and P&I Breakdown
Full name, interest rate and maturity date of Bonds or other obligations
Notices
All notices with respect to payments, prepayments (scheduled and unscheduled, whether partial or in full) and maturity shall be sent to:

John Hancock Financial Services
197 Clarendon Street
Boston, MA 02116
Attention: Investment Administration
Fax Number: (617) 572-5495
Email: investmentadministration@jhancock.com
All notices and communication with respect to compliance reporting, financial statements and related certifications shall be sent to:

John Hancock Financial Services
197 Clarendon Street
Boston, MA 02116
Attention: Bond and Corporate Finance, C-2
Fax Number: (617) 572-0040

Exhibit 10.2

All other notices shall be sent to:

John Hancock Financial Services 197 Clarendon Street Boston, MA 02116 Attention: Investment Law, C-3 Fax Number: (617) 572-9269	and	John Hancock Financial Services 197 Clarendon Street Boston, MA 02116 Attention: Bond and Corporate Finance, C-2 Fax Number: (617) 572-0040

Physical Delivery

John Hancock Financial Services
197 Clarendon Street, C-3
Boston, MA 02116
Attention: Michael J. Mihalik
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 13-3072894

Exhibit 10.2

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
Mutual of Omaha Insurance Company Mutual of Omaha Plaza Omaha, Nebraska 68175-1011 Attention: 4-Investment Accounting
Payments
All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

JPMorgan Chase Bank
ABA #021000021
Private Income Processing

for credit to: Mutual of Omaha Insurance Company
Account Number 900-9000200
a/c G07096
PPN: 668074 D#1
Interest Amount:
Principal Amount:
Notices
Address for all notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications:

JPMorgan Chase Bank
14201 Dallas Parkway, 13th Floor
Dallas, Texas 75254-2917
Attention: Income Processing
a/c: G07096
Address for all other communications (i.e., Quarterly/Annual reports, Tax filings, Modifications, Waivers regarding the indenture):

4-Investment Accounting
United of Omaha Life Insurance Company
Mutual of Omaha Plaza
Omaha, Nebraska 68175-1011

Email address for Electronic Document Transmission: privateplacements@mutualofomaha.com

Exhibit 10.2

Physical Delivery

JPMorgan Chase Bank
4 Chase Metrotech Center, 3rd Floor
Brooklyn, New York 11245-0001
Attention: Physical Receive Department
For Account Number G07096
**It is imperative that the custody account be included on the delivery letter. Without this information, the security will be returned to the sender.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 47-0246511

Exhibit 10.2

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
Genworth Life Insurance Company
c/o Genworth Financial, Inc.
Account: Genworth Life Insurance Company
3001 Summer Street, 2nd Floor
Stamford, Connecticut 06905
Attention: Private Placements
Telephone No: (212) 708-3300
Fax No: (203) 708-3308

If available, an electronic copy is additionally requested. Please send to the following e-mail address: GNW.privateplacements@genworth.com

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:
The Bank of New York
ABA #:        021000018
Account #:        IOC566
SWIFT Code:        IRVTUS3N
Acct Name:        Private Placement Income Collection Account
Attn:        PP P&I Department
Reference:        GLIC / LILTC
PPN 668074 D#1 & Security Description, and Identify Principal
and Interest Amounts
And by Email:        treasppbkoffice@genworth.com
Fax:        (804) 662-7777

Notices
All notices and communications including original bond agreement, conformed copy of the bond agreement, amendment requests, financial statements and other general information to be addressed as first provided above.
All corporate actions, including payments and prepayments, should also be sent to the above address with copies to:

Exhibit 10.2

Genworth Financial, Inc.
Account: Genworth Life Insurance Company
3001 Summer Street
Stamford, Connecticut 06905
Attention: Trade Operations
Telephone Number: (203) 708-3300
Fax Number: (866) 745-3308
If available, an electronic copy is additionally requested. Please send to the following e‑mail address: GNWInvestmentsOperations@genworth.com
Notices with respect to payments and written confirmation of each such payment, including interest payments, redemptions, premiums, make wholes, and fees should also be addressed as above with additional copies addressed to the following:

The Bank of New York
Income Collection Department
P.O. Box 19266
Newark, New Jersey 07195
Attention:    PP P&I Department
Ref:    GLIC / LILTC, PPN 668074 D#1 & Security Description
P&I Contact:    Purisima Teylan - (718) 315-3035
Physical Delivery
The Bank of New York
One Wall Street
Window A, 3rd Floor
New York, New York 10286
Ref: GLIC / LILTC, Account #127458
DTC Securities:
DTC # 901
Agent ID # 26500
Institutional II 26662
Account Name GLIC / LILTC
Account # 127458
Name of Nominee in which Notes are issued: HARE & CO., LLC
Taxpayer I.D. Number: 91-6027719 (Genworth Life)

Exhibit 10.2

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
MONY Life Insurance Company Attn: Investment Department - Jared Wingard 2801 Hwy 280 South Birmingham, AL 35223
Payments
All payment by wire transfer of immediately available funds to:

The Bank of New York
ABA #: 021 000 018
BNF: GLA 111566
Attn: PP P&I Department
FFC Custody #: 473713
Cust. Name: MONY Life Ins., Co. Closed
Ref: MONY Life Ins., Co. Closed
PPN: 668074 D#1
with sufficient information to identify the source and application of such funds.
Notices
All notices and communications including those relating to payments should be addressed to:

MONY Life Insurance Co. ( MNYCLO )
Attn: Investment Department - Jamie Broadhead
2801 Hwy 280 South
Birmingham, AL 35223
middleoffice@protective.com and jared.wingard@protective.com
Physical Delivery

The Bank of New York
One Wall Street, 3rd Floor, Window “A”
New York, N.Y. 10286
Custody A/C # 473713
Cust Name: MONY Life Insurance Company Closed
Name of Nominee in which Notes are to be issued: HARE & CO.
Taxpayer I.D. Number: 13-1632487 ( MNYCLO )

Exhibit 10.2

Schedule B
(to Bond Purchase Agreement)

Defined Terms
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Anti‑Corruption Laws” is defined in Section 5.16(d)(1).
“Anti‑Money Laundering Laws” is defined in Section 5.16(c).
“Blocked Person” is defined in Section 5.16(a).
“Bonds” is defined in Section 1.
“Business Day” means for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.
“Class “A” Bonds” is defined in the Indenture.
“Class “A” Mortgage” is defined in the Indenture.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Collateral Filings” is defined in Section 4.12.
“Company” means NorthWestern Corporation, a Delaware corporation, d/b/a NorthWestern Energy, or any successor.

Exhibit 10.2

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Disclosure Documents” is defined in Section 5.3.
“Electronic Delivery” is defined in Section 7.1(a).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in the Indenture.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Execution Date” is defined in Section 3.
“FERC” is defined in Section 4.11.
“Financing Agreements” means this Agreement, the Indenture, including, without limitation, the Supplement, and the Bonds.
“Form 10‑K” is defined in Section 7.1(b).
“Form 10‑Q” is defined in Section 7.1(a).
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any State or other political subdivision thereof, or

Exhibit 10.2

(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government‑owned or government‑controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)    to purchase such indebtedness or obligation or any property constituting security therefor;
(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Bond the Person in whose name such Bond is registered in the register maintained by the Company.
“INHAM Exemption” is defined in Section 6.2(e).

Exhibit 10.2

“Indebtedness” with respect to any Person means, at any time, without duplication,
(a)    its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;
(b)    its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
(c)    (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;
(d)    all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
(e)    all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);
(f)    the aggregate Swap Termination Value of all Swap Contracts of such Person; and
(g)    any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
“Indenture” is defined in Section 1.
“Institutional Investor” means (a) any Purchaser of a Bond, (b) any holder of a Bond holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Bonds then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Bond.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the

Exhibit 10.2

Company to perform its obligations under this Agreement, the Bonds or the Indenture, or (c) the validity or enforceability of this Agreement or the Bonds or the Indenture.
“Memorandum” is defined in Section 5.3.
“Mortgaged Property” is defined in the Indenture.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“Original Indenture” is defined in Section 1.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).
“Purchaser” is defined in the first paragraph of this Agreement.
“QPAM Exemption” is defined in Section 6.2(d).

Exhibit 10.2

“Related Fund” means, with respect to any holder of any Bond, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Bonds at the time outstanding (exclusive of Bonds then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.
“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Supplement” is defined in Section 1.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any International Foreign Exchange Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark‑to‑market values(s) for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

Exhibit 10.2

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“Trustee” is defined in the Indenture.
“UCC” shall mean the Uniform Commercial Code as in effect in the relevant states from time to time.
“USA Patriot Act” means United States Public Law 107‑56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions” is defined in Section 5.16(a).

Exhibit 10.2

Schedule 4.12
(to Bond Purchase Agreement)

UCC Filings

None.

Exhibit 10.2

Schedule 5.3
(to Bond Purchase Agreement)

Disclosure Documents
This Agreement and the schedules thereto
The Memorandum

Exhibit 10.2

Schedule 5.4
(to Bond Purchase Agreement)

Subsidiaries of the Company and
Ownership of Subsidiary Stock

Name of Company	Jurisdiction of its Organization	Percentage Owned
NorthWestern Services, LLC		100
Canadian‑Montana Pipeline Corporation	Canada	100
Montana Generation, LLC(1)	Delaware	100
Clark Fork and Blackfoot, LLC	Montana	100

Risk Partners Assurance Ltd.	Bermuda	100
Mountain States Transmission Intertie, LLC	Delaware	100
Willow Creek Gathering, LLC	Nevada	75
Lodge Creek Pipelines, LLC	Nevada	75
(1)NorthWestern Services, LLC is the parent of Montana Generation, LLC.
Affiliates:
None.
Senior Officers of the Company:
Robert C. Rowe
Brian B. Bird
Michael R. Cashell
Patrick R. Corcoran
Heather H. Grahame
John D. Hines
Kendall G. Kliewer
Curtis T. Pohl
Bobbi L. Schroeppel
Directors of the Company:
E. Linn Draper, Jr.
Stephen P. Adik
Dorothy M. Bradley
Dana J. Dykhouse
Julia L. Johnson
Philip L. Maslowe
D. Louis Peoples
Robert C. Rowe

Exhibit 10.2

Schedule 5.5
(to Bond Purchase Agreement)

Financial Statements
Unaudited financial statements of the Company for the quarterly period ended September 30, 2013 included in the Company’s Form 10-Q for the period then ended filed on October 24, 2013.
Audited financial statements of the Company for the fiscal year ended December 31, 2012 included in the Company’s Form 10-K for the period then ended filed on February 14, 2013.
Audited financial statements for the fiscal year ended December 31, 2011 included in the Company Form 10‑K for the period.
Audited financial statements for the fiscal period ended December 31, 2010 included in the Company’s Form 10‑K for the period.

Exhibit 10.2

Schedule 5.7
(to Bond Purchase Agreement)

Required Approvals
Order Dated September 4, 2013 entered by the Federal Energy Regulatory Commission in Docket No. ES13-42-000.
Other than FERC approval, no other regulatory approvals are required in connection with the transactions contemplated by the Financing Agreements.

Exhibit 10.2

Schedule 5.15
(to Bond Purchase Agreement)

Existing Indebtedness
A.    Secured Senior Debt
1.    General Mortgage Indenture and Deed of Trust dated August 1, 1993 between The Chase Manhattan Bank (National Association), as Trustee and NorthWestern Public Service Company (now known as NorthWestern Corporation), as Issuer, as amended and supplemented, pursuant to which $55.0 million of 6.05% First Mortgage Bonds of NorthWestern due 2018 have been issued, $64.0 million of 5.01% First Mortgage Bonds of NorthWestern due 2025 have been issued, $30.0 million of 4.15% First Mortgage Bonds of NorthWestern Corporation due August 10, 2042 have been issued, and $20.0 million of 4.30% First Mortgage Bonds of NorthWestern Corporation due August 10, 2052 have been issued. This indenture places restrictions on the amount of Indebtedness of the Company. Collateral: substantially all of the utility properties directly owned by the Company in the States of South Dakota, North Dakota, Nebraska and Iowa, subject to certain exceptions, and After Acquired Property (as defined therein).
2.    First Mortgage and Deed of Trust, dated as of October 1, 1945, by and between NorthWestern Corporation (as successor to The Montana Power Company), as Issuer, and Guaranty Trust Company of NY and Arthur E. Burke (now The Bank of New York Mellon and Philip L. Watson or his successor), as trustees, as amended and supplemented, pursuant to which the following Mortgage Bonds have been issued:
(a)    $170.2 million of 4.65% First Mortgage Bonds of NorthWestern Corporation due 2023 were issued to secure the obligations of NorthWestern Corporation under a Loan Agreement, dated as of May 9, 2006, between NorthWestern Corporation and the City of Forsyth, pursuant to which the City of Forsyth loaned an aggregate amount of $170,205,000 to NorthWestern Corporation, received from the proceeds of the City of Forsyth Pollution Control Revenue Bonds Series 2006, 4.65% series, due 2023;
(b)    $150.0 million of 6.04% First Mortgage Bonds of NorthWestern Corporation due 2016.
(c)    $250.0 million of 6.34% First Mortgage Bonds of NorthWestern Corporation due 2019.
(d)    $55.0 million of 5.71% First Mortgage Bonds of NorthWestern Corporation due 2039.
(e)    $161.0 million of 5.01% First Mortgage Bonds of NorthWestern Corporation due May 1, 2025.
(f)    $60.0 million of 4.15% First Mortgage Bonds of NorthWestern Corporation due August 10, 2042.
(g)    $40.0 million of 4.30% First Mortgage Bonds of NorthWestern Corporation due August 10, 2052.
(h)    (a) $35.0 million of 3.99% First Mortgage Bonds of NorthWestern Corporation due 2028 and (b) $15.0 million of 4.85% First Mortgage Bonds of NorthWestern Corporation due 2043, are in the process of being issued subject to the terms of that certain Bond Purchase Agreement dated December 19, 2013 between the Company and Purchasers named therein (“MT Bond Purchase Agreement”).

Exhibit 10.2

This Indenture places restrictions on the amount of Indebtedness of the Company. Collateral: substantially all of the utility properties directly owned by the Company in the States of Montana and Wyoming, subject to certain exceptions, and After Acquired Property (as defined therein).
B.    Capital Leases
1.    Various equipment capital leases between John Deere Financial, Caterpillar Financial Services, U.S. Bank Equipment Finance and Automotive Rentals, Inc., as lessors and NorthWestern Corporation, as lessee ($143,336 as of 9/30/13). Collateral: The equipment subject to such capital leases.
C.    Unsecured Indebtedness
$300 Million Amended and Restated Credit Agreement, dated November 5, 2013, among NorthWestern Corporation, as borrower, the several banks and other financial institutions or entities from time to time parties to the agreement, as lenders, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, and J.P. Morgan Securities L.L.C. as joint lead arrangers; Credit Suisse AG and JPMorgan Chase Bank, N.A., as co-syndication agents; Keybank National Association, Union Bank, N.A. and U.S. Bank National Association, as co‑documentation agents; and Bank of America, N.A., as administrative agent. This agreement places restrictions on the amount of Indebtedness of the Company.
Commercial Paper Dealer Agreement between NorthWestern Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of February 3, 2011 ($102,979,922 as of 9/30/13).
D.    Swap Contracts
Various forward purchase contracts for natural gas that do not qualify for normal purchase and normal sale scope exception under GAAP (approximately $653,000 fair value of natural gas net derivative liability as of 9/30/13).

Exhibit 10.2

Schedule 5.20
(to Bond Purchase Agreement)

Filings
The recording of the Supplement in the proper real estate records of Nebraska, Iowa, South Dakota and North Dakota.

Exhibit 10.2

Exhibit A
(to Bond Purchase Agreement)

Form of Supplement

(See Attached)

Exhibit 10.2

Exhibit 4.4(a)(i)
(to Bond Purchase Agreement)

Form of Opinion of Special Counsel
for the Company
1.    The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the full corporate power and authority to execute the Purchase Agreement, the Supplement and the Bonds and to perform each other Financing Agreement to which it is party and to issue and sell the Bonds, has the full corporate power and authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect.
2.    The Purchase Agreement and the Supplement have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company, and the Purchase Agreement, the Supplement, and each other Financing Agreement constitute the legal, valid and binding contracts of the Company enforceable in accordance with their respective terms.
3.    The Bonds have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and established in conformity with the provisions of the Indenture and, upon authentication of the Bonds by the Trustee, the Bonds will be entitled to the benefits of the Indenture and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.
4.    The issuance and sale of the Bonds by the Company, the execution, delivery and performance by the Company of the Purchase Agreement and the Supplement, as the case may be, and the consummation of the transactions contemplated therein, do not violate any provision of the Delaware General Corporation Law or New York State laws or Federal Laws or regulations applicable to the Company or conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien (other than the Lien of the Indenture) upon any of the property of the Company pursuant to the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or any agreement or other instrument known to us to which the Company is a party or by which the Company may be bound.
5.    The issuance, sale and delivery of the Bonds by the Company under the circumstances contemplated by the Purchase Agreement, the Supplement and the Indenture do not, under existing law, require the registration of the Bonds under the Securities Act of 1933, as amended.
6.    Neither the execution and delivery of the Purchase Agreement or the Supplement nor the consummation of the transactions contemplated thereby, including the issuance and sale of the Bonds, will require the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.
7.    Neither the issuance of the Bonds nor the application of the proceeds of the sale of the Bonds will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Exhibit 10.2

8.    The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
9.    No consent, approval, authorization or order of, or filing with, any federal governmental agency or body or any court is required pursuant to any law, rule or regulation or, to our knowledge, pursuant to any order, judgment, decree, agreement or other instrument, to authorize, or is otherwise required in connection with, the execution and delivery (or, if applicable, assumption) and performance in compliance with the terms of the Purchase Agreement, the Supplement and the Indenture by the Company, including, without limitation, the issuance by the Company of the Bonds, upon the terms and subject to the conditions provided in the Financing Agreements (collectively, the “Issuance of Bonds”), except (i) the approval of the Issuance of Bonds pursuant to the FERC Order, which is in full force and effect, and has become final since the applicable rehearing period has expired, and (ii) required post‑issuance compliance filings; and the Issuance of Bonds is in conformity with the terms of the FERC Order (including, without limitation, the aggregate amounts of securities authorized to be issued thereby).

Exhibit 10.2

Exhibit 4.4(a)(ii)
(to Bond Purchase Agreement)

Form of Opinion of Local Counsel
to the Company

A.	Form of Opinion of Local North Dakota and Iowa Counsel to the Company
1.    The Indenture (excluding the Supplement) and any necessary related financing statements have been filed and recorded wherever and to the extent necessary to perfect the lien thereof upon the Mortgaged Property specifically described therein and located in the States. No other filing or recordation is necessary in order to perfect the lien of the Indenture on such properties.
2.    To the best of our knowledge, all fees or taxes imposed in connection with the filing or recording of the Indenture (excluding the Supplement) have been paid.
3.    The Indenture, excluding the Supplement, now constitutes, and the Indenture, when the Supplement shall have been duly filed for recording and is recorded, will continue to constitute, a legally valid and enforceable mortgage lien for the equal and proportionate security of the Bonds and of the outstanding mortgage bonds of other series previously issued and those subsequently issued under the Indenture, upon the Mortgaged Property located in the States and subject to the lien thereof (excluding all properties previously disposed of or released from the Lien of the Indenture in accordance with the terms thereof or expressly excepted therefrom).
The foregoing opinion as to enforceability of the Indenture is also subject to the qualification that certain provisions contained in the Indenture may not be enforceable; provided, however the unenforceability of such provisions will not render the Indenture invalid as a whole or substantially interfere with realization of the Principal Benefits and Security provided thereby. As used herein, the term “Principal Benefits and Security” means the remedies of: (a) judicial enforcement of the obligation of the Company to repay the principal, together with interest thereon as provided in the Bonds and (b) judicial foreclosure of the Indenture upon failure to pay such principal and interest at maturity or upon acceleration.
4.    No filing or recording of the Supplement is necessary for the Indenture to constitute a valid lien upon the real property now owned by the Company in the States and described in the Indenture or for such lien to constitute security for the benefit of the Bonds. No re‑recording or re‑filing of the Indenture or any other instruments or documents is required to preserve and protect the lien of the Indenture upon such real property.
5.    The after‑acquired property clause in the Indenture subjects to the lien of the Indenture all after‑acquired utility property of the Company in the States (other than such after‑acquired property as may be expressly excepted from the lien of the Indenture) to the extent and as described in Section 9‑204 of the UCC; provided that additional recording will be required to create a valid and enforceable lien on after‑acquired real property and fixtures not specifically described in the Indenture.

B.	Form of Opinion of Local Nebraska Counsel to the Company
1.    The Original Indenture and the Second Supplement and any necessary related financing statements have been filed and recorded wherever and to the extent necessary to perfect the lien thereof upon the Mortgaged Property specifically described in the Original Indenture and in the Second Supplement located in the State of Nebraska. No other filing or recordation is presently necessary in order to perfect the lien of the Original Indenture on such properties.

Exhibit 10.2

2.    To the best of our knowledge, all fees or taxes imposed in connection with the filing and recording of the Indenture (except the Eleventh Supplement) have been paid.
3.    The Original Indenture and the Second Supplement now constitute, and when the Eleventh Supplement shall have been duly filed for recording and is recorded, will continue to constitute, a legally valid and directly enforceable mortgage lien for the equal and proportionate security of the Bonds and of the outstanding mortgage bonds of other series previously issued and those subsequently issued under the Indenture upon the Mortgaged Property located in the State of Nebraska as subject to the lien thereof (excluding all properties heretofore disposed of or released from the Lien of the Indenture in accordance with the terms thereof or expressly excepted therefrom).
4.    The after‑acquired property clause in the Original Indenture subjects to the lien of the Indenture all after‑acquired collateral of the Company in the State of Nebraska as described in Nebraska UCC § 9‑204 (except such after‑acquired property as may be expressly excepted from the lien of the Original Indenture); provided that additional recording will be required to create a valid and enforceable lien in after‑acquired property that is not specifically described in Exhibit A to the Original Indenture or Exhibit A to the Second Supplement which constitutes real estate as defined in Neb. Rev. Stat. § 76‑201.
5.    The Eleventh Supplement has not yet been filed or recorded, but no such filing and recording is necessary for the Original Indenture to constitute a valid lien upon the real estate now owned by the Company in the State of Nebraska and described on Exhibit A to the Original Indenture and Exhibit A to the Second Supplement or for such lien to constitute security for the benefit of the Bonds. No re‑recording or refiling of the Original Indenture or any other instruments or documents (other than periodic filings which extend the effectiveness of financing statements) is required to preserve and protect the lien of the Original Indenture in Nebraska real estate collateral at least until August 1, 2052. No further supplemental indentures or other instruments or documents are required to be executed, filed and/or recorded to extend the lien of the Original Indenture to after‑acquired property which constitutes “collateral” as defined in Neb. Rev. Stat. UCC § 9‑102; provided however, the Company is required by the terms of the Original Indenture to promptly record and file the Eleventh Supplement.

C.	Form of Opinion of Local South Dakota Counsel to the Company
1.    The Indenture (excluding the Supplement) and any necessary related financing statements have been filed and recorded wherever and to the extent necessary to perfect the lien thereof upon the Mortgaged Property described therein and located in the State. No other filing or recordation is necessary in order to perfect the lien of the Indenture on such properties.
2.    To the best of my knowledge, all fees or taxes in connection with the filing or recording of the Indenture (excluding the Supplement) have been paid.
3.    The Indenture, excluding the Supplement, now constitutes, and the Indenture, when the Supplement shall have been duly filed for recording and is recorded, will continue to constitute, a legally valid and enforceable mortgage lien for the equal and proportionate security of the Bonds and of the outstanding mortgage bonds of other series previously issued and those subsequently issued under the Indenture, upon the Mortgaged Property located in the State and subject to the lien thereof (excluding all properties previously disposed of or released from the Lien of the Indenture in accordance with the terms thereof or expressly excepted therefrom).
The foregoing opinion as to enforceability of the Indenture is also subject to the qualification that certain provisions contained in the Indenture may not be enforceable; provided, however the unenforceability of such provisions will not render the Indenture invalid as a whole or substantially interfere with realization of the Principal

Exhibit 10.2

Benefits and Security provided thereby. As used herein, the term “Principal Benefits and Security” means the remedies of: (a) judicial enforcement of the obligation of the Company to repay the principal, together with interest thereon as provided in the Bonds and (b) judicial foreclosure of the Indenture upon failure to pay such principal and interest at maturity or upon acceleration.
4.    No filing or recording of the Supplement is necessary to perfect the lien of the Indenture upon the real property now owned by the Company in the State and described in the Indenture (except for the real property described in Appendix C to the Supplement, the lien on which will be perfected upon the recording of the Supplement) or to extend such lien for the benefit of the Bonds. No re‑recording or re‑filing of the Indenture or any other instruments or documents (other than periodic filings which extend the effectiveness of financing statements) is required to preserve and protect the lien of the Indenture upon such property.
5.    The after‑acquired property clause in the Indenture subjects to the lien of the Indenture all after‑acquired utility property of the Company in the State (other than such after‑acquired property as may be expressly excepted from the lien of the Indenture) to the extent and as described in Section 9‑204 of the UCC; provided that additional recording will be required to create, attach and perfect such lien on after‑acquired real property and fixtures not specifically described in the Indenture.
6.    No consent, approval or authorization of, or filing with, any South Dakota State governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of the Transaction Documents by the Company, including, without limitation, the incurrence of indebtedness or the issuance of the Bonds secured by South Dakota property as contemplated by the Transaction Documents; provided, however, it is also understood that I express no opinion as to any consents or approvals required to be obtained or other actions required to be taken under the securities or Blue Sky laws of the state of South Dakota or any other jurisdiction.
7.    The Bond Purchase Agreement and the Supplement have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company, and the Bond Purchase Agreement and the Supplement constitute the legal, valid and binding contracts of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
8.    The Bonds have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and established in conformity with the provisions of the Indenture, and upon authentication of the Bonds by the Trustee, the Bonds will be entitled to the benefits of the Indenture and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
9.    The execution and delivery of the Bond Purchase Agreement, the Supplement and the Bonds by the Company and the performance by it of its obligations thereunder, do not violate any South Dakota law or regulation, or violate any order or decree of any South Dakota State court or governmental instrumentality applicable to the Company and of which I have knowledge.

Exhibit 10.2

Exhibit 4.4(a)(iii)
(to Bond Purchase Agreement)

Form of Opinion of In‑House Counsel
for the Company
1.    The Company has good and marketable fee simple title to all of the real properties, and good and marketable title to all other properties, located in the States of South Dakota, Nebraska, North Dakota and Iowa (the “States”) owned by it, subject only to the lien of the Indenture and such other Permitted Liens (as defined in the Indenture), and such other liens, encumbrances, defects and irregularities which are customarily found with respect to properties of like size and character and which, in the opinion of the undersigned, do not materially impair the use of the property affected thereby in the operation of the utility business of the Company in the States. The properties in the States held under leases by the Company are held under valid and enforceable leases subject only to such exceptions as do not materially interfere with the conduct of the utility business of the Company in the States. Such properties, other than Excepted Property (as defined in the Indenture) and other property excluded from the Lien (as defined in the Indenture) of the Indenture, constitute substantially all of the utility property in the States.
2.    The Indenture has been duly authorized, executed and delivered (and/or duly assumed) by the Company (or its predecessors) and (assuming due authorization, execution and delivery by the Trustee (or its predecessors)), is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by (a) the laws of the jurisdictions in which the physical properties covered thereby are located affecting the remedies for the enforcement of the security provided therein (which laws do not, in the opinion of the undersigned, make inadequate the remedies necessary for the realization of the benefits of such security) and (b) applicable bankruptcy, reorganization or similar laws affecting creditors’ rights generally.
3.    The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, has all requisite corporate power and authority (a) to execute, deliver (or assume) and perform its obligations under the Transaction Documents, and (b) to own and encumber its assets and conduct its business as described in the Disclosure Documents. The Company is duly qualified to transact business, and is in good standing as a foreign corporation, in the States of Montana, Wyoming, South Dakota, Nebraska, North Dakota and Iowa.
4.    The execution and delivery (or the assumption) by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, do not: (i) violate any of the terms, conditions or provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, as in effect as of the Closing Date; (ii) violate any of the terms, conditions or provisions of any order, writ, judgment, decree or award of any court or administrative decree binding on or affecting the Company; (iii) result in a breach of, constitute a default under, require the termination of, or the approval or consent of any Person under, any material agreement to which the Company is a party or by which the Company or any of its properties is bound, which breach, default or termination, or the failure to obtain such approval or consent, could reasonably be expected to have a Material Adverse Effect; or (iv) to my knowledge, result in or require the creation or imposition of any Lien whatsoever upon or with respect to any of the properties or assets of the Company (other than the Lien of the Indenture).
5.    To my knowledge, other than as disclosed in the Disclosure Documents, (i) there are no material judgments outstanding against the Company, and (ii) there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity or before any Governmental Authority, pending or overtly threatened against the

Exhibit 10.2

Company or any of its properties, which could reasonably be expected to have a Material Adverse Effect, or which purports to affect the legality, validity or enforceability of the Transaction Documents or which prevents, enjoins or prohibits, or seeks to prevent, enjoin or prohibit, the execution or enforcement of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents.
6.    The Company is not subject to regulation as a utility company under any statute or regulation of the State of South Dakota or the State of Nebraska such that its ability to incur indebtedness or to consummate the transactions contemplated by the Transaction Documents is limited. The Company is not subject to regulation as a utility company in any states other than Montana, South Dakota and Nebraska (and the Company is not subject to such regulation in the States of Iowa, North Dakota and Delaware).
7.    The FERC has issued appropriate authorization with respect to the issuance and sale of the Bonds in accordance with the Purchase Agreement; to my knowledge, after due inquiry, such authorization is in full force and effect and the issuance of the Bonds is in conformity with the terms of such authorizations and no other consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the execution, delivery or consummation of the transactions contemplated by the Transaction Documents, except (i) in the case of any thereof related to the operation by the Company of its properties or the filing or recording of documents or instruments in respect of the Liens created or purported to be created thereunder, which will be made in the ordinary course of the Company’s business, (ii) those which the failure to obtain would not have a Material Adverse Effect, or (iii) such as may be required under state securities laws. With respect to the opinions related to approval by the FERC, I am relying, with your permission, on the opinion of even date herewith of Leonard, Street and Deinard Professional Association.
8.    Neither the Company nor any of its subsidiaries is in violation of its respective charter or by‑laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.
9.    To my knowledge, there are no material franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or filed as an exhibit to the Company’s Exchange Act Reports other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

Exhibit 10.2

Exhibit 4.4(b)
(to Bond Purchase Agreement)

Form of Opinion of Special Counsel
for the Purchasers
1.    The Agreement constitutes the legal and valid obligation of the Company, enforceable against the Company in accordance with its terms.
2.    The issuance, sale and delivery of the Bonds under the circumstances contemplated by the Agreement does not, under existing law, require the registration of the Bonds under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.